Morgan Stanley California Tax-Free Daily Income Trust
Item 77D - Policies with respect to security investment

Morgan Stanley California Tax-Free Daily Income Trust made those changes to its investment policies as described in the supplement to its Prospectus filed via
EDGAR with the Securities and Exchange Commission on June 16, 2017 (accession number 0001104659-17-
039403) and incorporated by reference herein.